UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 22, 2009

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2009, the Board of Directors (the “Board”) of Sun Communities, Inc. (the “Company”) approved the Company’s Equity Incentive Plan (the “Equity Plan”). The Equity Plan will become effective on the day of the 2009 annual meeting of the stockholders (the “Annual Meeting”), if approved by an affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting.

In response to requests received by the Board, the Board has revised the proposed Equity Plan, which is set forth as “Exhibit A” in the Company’s Proxy Statement, as filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2009 (the “Proxy Statement”).

The revised Equity Plan eliminates the Equity Plan Administrator's ability to permit, without stockholder approval, the exchange or surrender of awards that would directly or indirectly reprice the surrendered award. Revisions to the Equity Plan are identified below. Deleted text is shown below as crossed through, and new text is shown below in bold and underlined:

11.07Surrender of Awards.  Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Administrator and Participant approve~~, including, but not limited to, terms which provide that upon such surrender the Company will pay to the Participant cash or Company Common Stock, or a combination of cash and Company Common Stock~~; provided, however, that the Administrator may not, without stockholder approval, permit the exchange or surrender of Awards, whether for cash or other Awards, that would directly or indirectly reprice the surrendered Award. Notwithstanding anything to the contrary contained in the Plan, the Administrator may not, without stockholder approval, grant new Awards to a Participant with Exercise Prices or Purchase Prices, as the case may be, lower than the Exercise Prices or Purchase Prices, as the case may be, of current Awards held by such Participant on the condition that such Participant surrender such current Awards to the Company.

The Company has filed with the SEC definitive additional materials to the Proxy Statement reflecting these revisions. The Company will provide upon request and without charge to each stockholder copies of the Notice of Supplement to Proxy Statement, the Supplement to Proxy Statement, the Proxy Statement, and the Company’s 2008 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 13, 2009, as amended by Form 10-K/A, as filed with the SEC on March 30, 2009. Alternatively, the foregoing documents can also be accessed electronically via the Internet at www.proxyvote.com.

The foregoing description of the revised Equity Plan is not complete and is qualified in its entirety by reference to the full text of the revised Equity Plan which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Sun Communities, Inc. Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: July 22, 2009	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION
4.1	Sun Communities, Inc. Equity Incentive Plan